UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 18, 2016

Entergy Louisiana, LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-32718	47-446946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4809 Jefferson Highway, Jefferson, Louisiana		70121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2016, the Louisiana Public Facilities Authority (the “Authority”) issued and sold in a public offering for the benefit of Entergy Louisiana, LLC (the “Company”) (i) $83,680,000 aggregate principal amount of tax-exempt pollution control refunding revenue bonds (the “2016A Bonds”) and (ii) $115,000,000 aggregate principal amount of tax-exempt pollution control refunding revenue bonds (the “2016B Bonds” and, together with the 2016A Bonds, the “Bonds”).

The 2016A Bonds bear interest at the rate of 3.375%, payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2016, and mature on September 1, 2028.   The 2016B Bonds bear interest at the rate of 3.50%, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2016, and mature on June 1, 2030.

Each series of the Bonds was issued under a separate Trust Indenture, dated as of March 1, 2016 (each an “Indenture”), between the Authority and The Bank of New York Mellon, as Trustee (the “Trustee”), and is payable solely from payments to be made by the Company pursuant to a separate Loan Agreement, dated as of March 1, 2016, between the Company and the Authority (each a “Loan Agreement”), pursuant to which the Authority has loaned the proceeds of such series of Bonds to the Company.

The Bonds of each series are secured by a pledge and assignment by the Authority to the Trustee of the revenues derived from the payments to be made by the Company pursuant to the related Loan Agreement, which payments are intended to be sufficient to enable the Trustee to pay when due the principal of and interest on such series of Bonds.

The obligation of the Company under each Loan Agreement to make such payments is evidenced by a separate series of the Company’s collateral trust mortgage bonds (“Mortgage Bonds”) issued and delivered under the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee, as supplemented and modified (the “Mortgage”). Each series of Mortgage Bonds is held by the Trustee for the benefit of the holders of the related series of Bonds.

The proceeds received by the Authority from the sale of the Bonds, together with other funds provided by the Company, are being used to refinance the Company’s obligations with respect to certain outstanding series of pollution control revenue bonds (the “Prior Bonds”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indentures, the Loan Agreements, the officer’s certificate and supplemental indenture establishing the Mortgage Bonds and the Mortgage.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERGY LOUISIANA, LLC
Date: March 18, 2016	(Registrant)

/s/ Steven C. McNeal
(Signature)
Steven C. McNeal
Vice President and Treasurer

Exhibit Index

Exhibit No.
4(a)
Trust Indenture, dated as of March 1, 2016, between the Louisiana Public Facilities Authority and The Bank of New York Mellon authorizing Refunding Revenue Bonds (Entergy Louisiana, LLC Project) Series 2016A.

4(b)
Loan Agreement, dated as of March 1, 2016, between the Louisiana Public Facilities Authority and Entergy Louisiana, LLC relating to Refunding Revenue Bonds (Entergy Louisiana, LLC Project) Series 2016A.

4(c)
Trust Indenture, dated as of March 1, 2016, between Louisiana Public Facilities Authority and The Bank of New York Mellon authorizing Refunding Revenue Bonds (Entergy Louisiana, LLC Project) Series 2016B.

4(d)	Loan Agreement, dated as of March 1, 2016, between Louisiana Public Facilities Authority and Entergy Louisiana, LLC relating to Refunding Revenue Bonds (Entergy Louisiana, LLC Project) Series 2016B.
4(e)
Officer’s Certificate No. 1-B-1, dated March 18, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of the Collateral Trust Mortgage Bonds, LPFA 2016A Series due 2028 and Collateral Trust Mortgage Bonds, LPFA 2016B Series due 2030.

4(f)
First Supplemental Indenture, dated as of March 1, 2016, relating to the Collateral Trust Mortgage Bonds, LPFA 2016A Series due 2028 and Collateral Trust Mortgage Bonds, LPFA 2016B Series due 2030 issued under the Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015.

4(g)
Eighty-Third Supplemental Indenture, dated as of March 15, 2016, establishing the terms of the First Mortgage Bonds, LPFA 2016A Series due 2028 and First Mortgage Bonds, LPFA 2016B Series due 2030 issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944.